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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        The Shareholder-Director of QVC, Inc.:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                      /s/ KPMG LLP

Philadelphia, Pennsylvania
April 29, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm